UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 452-9813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Advaxis Inc. (the “Company”) was held on June 14, 2013. At the Annual Meeting, the stockholders voted on the following six proposals and cast their votes as described below.

1. The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

	For	Withheld	Broker Non-Vote
Thomas A. Moore	200,674,407	163,937,908	128,577,983
Dr. James P. Patton	267,895,223	96,717,092	128,577,983
Roni A. Appel	264,529,316	100,082,999	128,577,983
Dr. Thomas J. McKearn	269,405,738	95,206,577	128,577,983
Richard J. Berman	269,182,086	95,430,229	128,577,983

2. A management proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split at a ratio ranging from 1-for-70 to 1-for-125 of all the issued and outstanding shares of the Company’s common stock, the final ratio to be determined at the discretion of the Board of Directors, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
286,068,655	201,665,823	5,455,820	0

3. A management proposal to approve an amendment to the Certificate of Incorporation to decrease, subject to approval and implementation of Proposal No. 2, the total number of authorized shares of capital stock from 1,005,000,000 consisting of 1,000,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock to 30,000,000 consisting of 25,000,000 shares of common stock and 5,000,000 shares of “blank check” preferred stock, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
294,160,528	189,975,833	9,053,937	0

4. A management proposal to ratify and approve an amendment to the Company’s 2011 Omnibus Incentive Plan, which was included in the Company’s proxy materials, was withdrawn and no vote was taken.

5. A management proposal to ratify the selection of Marcum, LLP as the Company’s independent registered public accountants for the fiscal year ending October 31, 2013, as described in the proxy materials. This proposal was approved

For	Against	Abstained	Broker Non-Vote
427,106,342	51,313,024	14,770,932	0

6. An advisory (non-binding) resolution regarding compensation of the Company’s named executive officers, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
192,183,204	155,774,575	16,654,536	128,577,983

7. An advisory (non-binding) resolution on the frequency at which the Company should include an advisory vote regarding the compensation of its named executive officers in its future proxy statements for stockholder consideration, as described in the proxy materials. The option of every 3 years received the highest number of the votes cast.

1 year	2 years	3 years	Abstained	Broker Non-Vote
142,636,356	22,738,655	165,205,060	34,032,244	128,577,983

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Mark Rosenblum
Name: Mark Rosenblum Title: Chief Financial Officer

Date: June 17, 2013